Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

EZENIA! INC. Announces 2010 First Quarter Financial Results

Nashua, N.H., May 13, 2010 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today reported its financial results for the first quarter ended March 31, 2010.

For the first quarter of 2010, the Company generated revenue of approximately $703,000, a 30% decrease from approximately $989,000 for the first quarter of 2009.  Gross margin increased to approximately 65.1% this quarter from approximately 52.8% a year ago.  Loss from operations was approximately $751,000 or ($0.05) per share, as compared to approximately $943,000 in quarterly losses from operations, or ($0.06) per share, a year ago.  Loss from operations, excluding stock option expenses and depreciation, was approximately $596,000 or ($0.04) per share, as compared to approximately $726,000 in quarterly losses from operations, or ($0.05) per share, a year ago.  Net quarterly loss was approximately $743,000 or ($0.05) per share, as compared to a net loss of approximately $937,000, or ($0.06) per share, from the prior year.

Operating expenses declined to approximately $1.2 million from approximately $1.5 million for the same period in 2009.  Operating expenses, excluding stock option expenses and depreciation, declined to approximately $1.05 million from approximately $1.25 million for the same period in 2009, due to reduced engineering spending and capitalized cost associated with the development of our new MxM product, which is undergoing beta trials.

“The results for the first quarter of 2010 only reflect minimally the significant renewals and new sales that we have achieved year to date.  As our software application suite is sold on a yearly subscription basis, revenue is recognized on a prorated basis over twelve months. Consequently, the revenue for this quarter was principally driven by bookings from January to December 2009,” commented Khoa Nguyen, Ezenia Chairman and Chief Executive Officer.  “With less than four and a half months into this year, in addition to renewals, Ezenia is close to achieving as much in new bookings as we did during the entire year of 2009.  With these bookings and the order fulfillment, we anticipate that our cash balance will improve in the coming quarters, especially in the second half of the year.”

“For the first quarter, we continued to focus on expense control and brought operating expenses, exclusive of stock option expenses and depreciation, down by approximately $200,000 when compared to the same quarter a year ago.  Furthermore, deferred revenue, comprised exclusively of licensing royalties, has increased by more than $900,000 to approximately $1.8M from year end of 2009.  More importantly, deferred revenue as of quarter end did not include the backlog related to the training and engineering services contracts awarded to Ezenia by the Air Force,” added Mr. Nguyen.  “More recently, we have introduced a new graphical user interface, performance enhancements, and high availability capability to our application suite InfoWorkSpace.  We have embarked on modernizing and expanding our web site with a new look and feel in preparation for new product introductions.  We believe that we are now poised to launch our MxM product line for the commercial market segment in the near future.  The management team is totally committed in its efforts to build on the momentum achieved thus far and dedicated to expand our overall business for the rest of the year.”

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About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and Internet.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and the impact thereof, launch of new products, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of InfoWorkSpace and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

Notice Regarding Non-GAAP Financial Information

Ezenia! provides non-GAAP loss from operations and operating expenses as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Ezenia! believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the Company’s GAAP financial results is included in the tables below.

	Three Months Ended
	March 31,
	(In Thousands)
	2010	2009

Operating expenses	$1,209	$1,465
Less: stock option expense
research and development	(10)	(16)
sales and marketing	(18)	(25)
general and administrative	(93)	(134)
Less: depreciation	(34)	(42)

Adjusted operating expenses	$1,054	$1,248

The table below presents a reconciliation of loss from operations to adjusted loss from operations:

	Three Months Ended
	March 31,
	(In Thousands)
	2010	2009

Loss from operations	$(751)	$(943)
Add: stock option expense
research and development	10	16
sales and marketing	18	25
general and administrative	93	134
Add: depreciation	34	42

Adjusted loss from operations	$(596)	$(726)

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com .

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$3,839	$4,383
Accounts receivable, less allowances of $28 at March 31, 2010 and at December 31, 2009	900	129
Prepaid software licenses	1,442	1,239
Prepaid expenses and other current assets	129	169
Total current assets	6,310	5,920

Deposits	15	15
Capitalized software, net	84
Equipment and improvements, net	103	133
Total assets	$6,512	$6,068

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$296	$273
Accrued expenses	1,689	1,627
Accrued restructuring	269	228
Accrued employee compensation and benefits	219	195
Deferred revenue	1,787	876
Total current liabilities	4,260	3,199

Deferred Revenue, net of current portion	—	3

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—

Common stock, $.01 par value, 40,000,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at March 31,2010 and December 31, 2009	154	154
Capital in excess of par value	66,588	66,459
Accumulated deficit	(61,545)	(60,802)
Treasury stock at cost, 759,537 shares at March 31, 2010 and December 31, 2009	(2,945)	(2,945)
Total stockholders’ equity	2,252	2,866
Total liabilities and stockholders’ equity	$6,512	$6,068

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenues
Product revenue	$703	$974
Product development revenue	—	15
	703	989
Cost of revenues
Cost of product revenue	245	461
Cost of product development revenue	—	6
	245	467

Gross profit	458	522

Operating expenses
Research and development	215	497
Sales and marketing	266	250
General and administrative	597	612
Occupancy and other facilities-related expenses	97	64
Depreciation	34	42
Total operating expenses	1,209	1,465

Loss from operations	(751)	(943)

Interest income	4	15
Other income (expense)	4	(9)
	8	6

Net loss	$(743)	$(937)

Basic and diluted loss per share:
Basic	$(0.05)	$(0.06)
Diluted	$(0.05)	$(0.06)
Weighted average common shares:
Basic	14,658,217	14,658,217
Diluted	14,658,217	14,658,217